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                                                                    Exhibit 2.06

                         CERTIFICATE OF AMENDMENT TO THE
                          ARTICLES OF INCORPORATION OF


                               Brooke Corporation
-------------------------------------------------------------------------------
                              (Name of Corporation)


We, Dane Devlin, President and Leland G. Orr, Secretary or ___________, of the above named corporation, a corporation organized and existing under the laws of the State of Kansas, do hereby certify that at a meeting of the Board of Directors of said corporation, the board adopted a resolution setting forth the following amendment to the Articles of Incorporation and declaring its advisability:

See Exhibit "A" attached hereto setting forth changes to Article X.


FURTHER RESOLVED, that the Board of Directors recommend and advise that the stockholders consider and approve the proposed amendment at the annual meeting of stockholders on January 29, 1994, in accordance with the by-laws of the corporation and the laws of the State of Kansas.





   We further certify that thereafter, pursuant to said resolution, and in accordance with the by-laws of the corporation and the laws of the State of Kansas, the Board of Directors called a meeting of stockholders for consideration of the proposed amendment, and thereafter, pursuant to notice and in accordance with the statutes of the State of Kansas, the stockholders convened and considered the proposed amendment.
   We further certify that at the meeting a majority of the stockholders entitled to vote voted in favor of the proposed amendment.
  We further certify that the amendment was duly adopted in accordance with the provisions of K.S.A. 17-6602, as amended.




                                     (over)

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         In Witness Whereof, we have hereunto set our hands and affixed the seal of said corporation this 31st day of January 1994.

                                             /s/ Dane Devlin
                                           -------------------------------------
                                           Dane Devlin, President


                                             /s/ Leland G. Orr
                                           -------------------------------------
                                           Leland G. Orr, Secretary


State of                   Kansas
         ---------------------------------------
County of                  Cloud                     ss.
          --------------------------------------

   Be it remembered that before me, a Notary Public in and for the aforesaid county and state, personally appeared Dane Devlin, President and Leland G. Orr, Secretary of the corporation named in this document, who are known to me to be the same persons who executed the foregoing certificate, and duly acknowledged the execution of the same this 31st day of January, 1994.


         [SEAL]                               /s/ Marikay L. Hull
                                              ---------------------------------
                                                                   Notary Public


               My appointment or commission expires March 30 1995.



                    PLEASE SUBMIT THIS DOCUMENT IN DUPLICATE,
                            WITH $20 FILING FEE, TO:

                               Secretary of State
                               2nd Floor, State Capitol
                               Topeka, KS 66612-1594
                               (913) 296-4564


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                                   EXHIBIT "A"

RESOLVED, that Article X of the Corporation's Articles of Incorporation is hereby deleted in its entirety and replaced with the following:

                                    ARTICLE X

         A. The Corporation will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative, other than an action by or in the right of the Corporation, by reason of the fact that he is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorney's fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         B. The Corporation will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a Director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the court in which the action or suit was brought determines upon application that, despite the adjudication of liability and in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

         C. To the extent that a Director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceedings referred to in subsections A and B of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the action, suit or proceeding.

         D. Any indemnification under subsections A and B of this section, unless ordered by a court, shall be made by the Corporation only as authorized in the specific upon a determination


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that indemnification of the Director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in this section. The determination shall be made by the Board of Directors of the Corporation by a majority vote of a quorum consisting of Directors who were not parties to the action, suit, or proceeding, or, if such a quorum is not obtainable, or, even if obtainable, if a quorum of disinterested Directors so directs, by legal counsel in a written opinion, or by the Stockholders of the Corporation.

         E. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of the action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the Director, officer, employee or agent to repay such amount unless it shall ultimately by determined that he is entitled to be indemnified by the Corporation as authorized in this section.

         F. The indemnification provided in this section shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any By-Law, agreement, vote of Stockholders or disinterested Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

         G. The Corporation may purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this section.

H. In no event shall the Corporation indemnify any person against expenses, penalties, or other payments incurred in an administrative proceeding or action that results in a final order assessing civil money penalties or requiring affirmative action by such individual or individuals in the form of payments to the corporation.


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